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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMBIMATRIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 6, 2011

Dear Stockholder:

        You are cordially invited to attend CombiMatrix Corporation's 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 22, 2011. The meeting will be held at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, beginning at 1:00 p.m. local time in Meeting Room A. The formal meeting notice and proxy statement for the Annual Meeting are attached.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy card will ensure your representation at the Annual Meeting. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. Due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

R. Judd Jessup
 President and Chief Executive Officer

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, CA 92618
(949) 753-0624

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2011

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders (the "Annual Meeting") of CombiMatrix Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, June 22, 2011, at 1:00 p.m. local time at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, in Meeting Room A. The Annual Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  ELECTION OF DIRECTORS.    To elect the seven (7) directors named in the attached proxy statement to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified.

  2.
  RATIFICATION OF AUDITORS.    To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2011.

  3.
  REAPPROVAL OF PERFORMANCE GOALS UNDER 2006 STOCK INCENTIVE PLAN.    To reapprove the performance goals under our 2006 Stock Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

  4.
  ANY OTHER BUSINESS that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on April 25, 2011 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. Stockholders may have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card(s) sent to you.

        You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

        Please note:    If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 22, 2011:    This notice of annual meeting of stockholders, the proxy statement, and our annual report on Form 10-K for 2010 are available at http://investors.combimatrix.com/annuals.cfm.

Sincerely,

R. Judd Jessup President and Chief Executive Officer Irvine, California May 6, 2011

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of CombiMatrix Corporation, a Delaware corporation, by its Board of Directors (the "Board") for use at its 2011 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m. local time on Wednesday, June 22, 2011, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held at the Courtyard Marriott Laguna Hills, 23175 Avenida de la Carlota, Laguna Hills, California 92653, in Meeting Room A.

        These proxy solicitation materials were first sent or given on or about May 6, 2011 to all stockholders entitled to vote at the Annual Meeting. Stockholders who owned CombiMatrix common stock at the close of business on April 25, 2011 (the "Record Date") are entitled to receive notice of, attend and vote at the Annual Meeting. On the Record Date, there were 10,704,121 shares of CombiMatrix common stock outstanding and approximately 62 holders of record according to information provided by our transfer agent. No shares of CombiMatrix preferred stock are outstanding.

        This proxy statement is being furnished to you with a copy of our annual report on Form 10-K for the year ended December 31, 2010. We will provide, without charge, additional copies of our annual report on Form 10-K to each stockholder of record as of the Record Date that requests a copy in writing. Any exhibits listed in the annual report on Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Corporate Secretary at our executive offices set forth above.

        References to the "Company," "CombiMatrix," "our," "us" or "we" mean CombiMatrix Corporation.

VOTING AND RELATED MATTERS

Voting Procedures

        As a stockholder of CombiMatrix, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the "Proposals" section. Each share of CombiMatrix common stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

        You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

        Voting over the Internet.    You can vote via the Internet. The website address for Internet voting is provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2011. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

        Voting by Telephone.    You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on June 21, 2011. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

        Voting by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

        Voting in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must:

  •
  enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

  •
  provide written notice of the revocation to our Corporate Secretary at our principal executive office, 310 Goddard, Suite 150, Irvine, CA 92618; or

  •
  attend the Annual Meeting and vote in person.

Quorum and Voting Requirements

        Stockholders of record at the close of business on April 25, 2011, are entitled to receive notice and vote at the meeting. On the Record Date, there were 10,704,121 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

  (1)
  a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees;

  (2)
  the ratification of the appointment of Peterson Sullivan LLP as our independent registered accounting firm for 2011 will be approved if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification; and

  (3)
  the performance goals under our 2006 Stock Incentive Plan will be reapproved to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, if the number of votes cast in favor of reapproval exceeds the number of votes cast against reapproval.

        Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal One, broker non-votes and votes marked "withheld" will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposals Two and Three, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

        If your shares are held by a bank or broker in street name, it is important that you cast your vote if you want it to count in the election of directors and other non-routine matters as determined by the New York Stock Exchange. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote in the election of directors or any other non-routine matters, no votes will be cast on your behalf.

Voting of Proxies

        When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

  (1)
  "for" the election of each Board nominee set forth in this proxy statement unless the authority to vote for such directors is withheld;

  (2)
  "for" the ratification of the Audit Committee's appointment of Peterson Sullivan LLP as our independent registered accounting firm for 2011;

  (3)
  "for" the reapproval of the performance goals under our 2006 Stock Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and

  (4)
  at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Confidentiality

        Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

        Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Householding of Proxy Materials

        We are sending only one annual report and proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report on Form 10-K or proxy statement in the future, you may telephone our Corporate Secretary at (949) 753-0624 or write to him at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618. If you are receiving multiple copies of our annual report on Form 10-K and proxy statement, you may request householding by contacting the Corporate Secretary in the same manner.

Proxy Solicitation

        We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by mail.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 22, 2011:    The notice of annual meeting of stockholders, this proxy statement, and our annual report on Form 10-K for 2010 are available at http://investors.combimatrix.com/annuals.cfm.

EXECUTIVE OFFICERS AND DIRECTORS

        Our executive officers and directors and their ages as of April 11, 2011, are as follows:

Name	Age	Position(s)
R. Judd Jessup*	63	President, Chief Executive Officer and Director
Scott R. Burell	46	Chief Financial Officer, Secretary and Treasurer
Daniel R. Forche	43	Senior Vice President, Sales and Marketing, CombiMatrix Diagnostics, Inc.
Martin R. Felsenthal*^	42	Director
Amit Kumar, Ph.D.*	46	Director
F. Rigdon Currie*+	80	Director
John H. Abeles, M.D.*+	66	Director
Scott Gottlieb, M.D.*+	38	Director
Mark P. McGowan*	32	Director, Chairman of the Board

*
Nominee for election to Board

+
Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee

^
Member of the Compensation Committee

        R. Judd Jessup has served as our President and Chief Executive Officer and has served on our Board since August 2010. Mr. Jessup has over 35 years of experience in the healthcare and managed care industries. Most recently, he was Chief Executive Officer of US LABS, a national laboratory which provides cancer diagnostics and genetic testing services, from 2002 to 2005. He has extensive background in the managed care industry having served as President of the Health Plans Division for FHP International from 1994 to 1996 as well as President of TakeCare, Inc., a publicly traded HMO operating in California, Colorado, Illinois and Ohio until it was sold to FHP. Mr. Jessup currently serves on the board of directors of Corvel Corporation and NovaMed, Inc., both publicly traded companies. We believe Mr. Jessup's qualifications to serve on our Board include his significant executive experience with the strategic, financial, and operational requirements of large health care organizations, including serving as an audit committee chair.

        Scott R. Burell has served as our Chief Financial Officer since November 2006. Previously, he served as our Vice President of Finance from November 2001 through November 2006, and as our Controller from February 2000 through November 2001. From May 1999 to February 2001, Mr. Burell served as the Controller for Network Commerce, Inc., a publicly traded technology and infrastructure company located in Seattle. Prior to May 1999, Mr. Burell spent 9 years with Arthur Andersen's Audit and Business Advisory practice in Seattle. Mr. Burell is a certified public accountant in the state of Washington (currently inactive) and holds B.S. degrees in Accounting and Business Finance from Central Washington University. Mr. Burell is a member of the American Institute and Washington Society of Certified Public Accountants.

        Daniel R. Forche has served as Senior Vice President of Sales and Marketing of CombiMatrix Diagnostics, our wholly owned subsidiary, since October 2010. Mr. Forche has over 18 years of commercial experience in the sales and marketing of diagnostic products and services at both large and small companies. Most recently, Mr. Forche served as Vice President of Sales and Marketing for Agendia Inc., a genomics services company, and was responsible for building the U.S. sales team and delivering revenue growth. From 2001 to 2006, he held various roles including Vice President of Marketing and Oncology Sales at US LABS. Mr. Forche's experience also includes positions with Ventana Medical Systems, a medical device company, the Diagnostics Division of Abbott Laboratories, a medical device company, and InSight Health Corp, a national imaging company. Mr. Forche received a B.S.B.A. in Marketing from Central Michigan University's School of Business in 1990.

        Martin R. Felsenthal was appointed to our Board in April 2011. Mr. Felsenthal has been a Partner of HLM Venture Partners, a venture capital firm since 2007. Mr. Felsenthal was previously a General Partner of Salix Ventures, a venture capital firm, where he focused on investments in health care services and health care information technology. He joined Salix Ventures in 1997. Mr. Felsenthal served on the boards of Vantage Oncology, US Renal Care, Vericare, AccentCare, Titan Health and Payerpath. He is currently a director of Aperio Technologies, TelaDoc and Vericare Management. Mr. Felsenthal also serves on the Board of the Northern California Chapter of the Crohn's and Colitis Foundation of America. We believe Mr. Felsenthal's qualifications to serve on our Board include the almost twenty years he has spent working with emerging growth healthcare services businesses, first as an investment banker in the health care group at Alex Brown & Sons and then as a partner focused on emerging growth health care services and healthcare information technology companies at Salix Ventures and HLM Venture Partners. In addition, he completed the Chartered Financial Analyst program. He received a B.A. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

        Mark P. McGowan was appointed to our Board in January 2010, became Chairman of the Board in June 2010 and served as interim President and Chief Executive Officer from July 2010 to August 2010. Mr. McGowan is the managing member of SAF Capital Management LLC, a value-oriented investment firm which he founded in November, 2006. Prior to forming SAF Capital Management LLC, Mr. McGowan was Co-founder and Managing Partner of MPG Capital Management LLC, an equity market research firm which derived and licensed statistically validated algorithmic trading models and investment strategies for wealthy individuals and institutional investors. Mr. McGowan previously worked within the Consumer and Market Knowledge function of Procter & Gamble, a consumer products and healthcare company, where he was instrumental in shaping marketing strategies for multiple brands, as well as leading Market Mix Modeling and the development of macroeconomic forecasting capabilities within Procter & Gamble's Homecare division. Mr. McGowan performed two cooperative assignments with Johnson & Johnson, a consumer, pharmaceutical, medical devices and diagnostics company; working within global operations for Johnson & Johnson's subsidiary Ethicon Endo Surgery and in domestic operations for Johnson & Johnson's Consumer Products headquarters. We believe Mr. McGowan's qualifications to serve on our Board include his experience in the capital markets and investor advocacy that are valuable in our attempts to increase shareholder value and his analytical skills in forecasting and evaluation of return on investment that are useful in determining resource allocation decisions for us. Mr. McGowan received his Bachelor of Science in Microbiology, with a focus in Genomics and Molecular Genetics, from Michigan State University.

        F. Rigdon Currie has served on our Board since December 2006. Since July 1998, Mr. Currie has been an independent venture capital consultant. From February 1993 to July 1998, Mr. Currie was a partner of MK Global Ventures, a venture capital firm. Mr. Currie has been involved with CombiMatrix since its inception either as a Board member of our previous parent company, Acacia Research Corporation, a technology company, or as a Board member of CombiMatrix. We believe Mr. Currie's qualifications to serve on our Board include his decades of experience with technology organizations in the sales, marketing and business development areas as well as experience as an investor in small technology focused organizations. Mr. Currie received a B.S. degree in Industrial Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard Business School.

        John H. Abeles, M.D. has served on our Board since December 2006. Dr. Abeles is the President and founder of MedVest, Inc., which has provided consulting services to health care and high technology companies since 1980. Since 1998, he has served as the Chairman of UniMedica Inc., a web-enabled medical school education consulting and publishing firm, and as Assistant Professor of Clinical Pharmacology and Therapeutics at the International University of Health Sciences. He has served as a Director of Higuchi Bio-Science Institute, University of Kansas since 1997, and as a Director of the College of Chemistry Advisory Board at the University of California at Berkeley since 2001.

Since 1992, Dr. Abeles also has been the general partner of Northlea Partners, Ltd., an investment and venture capital firm. Dr. Abeles is a member of the Board of Directors of Cytocore, Inc. We believe Dr. Abeles' qualifications to serve on our Board include his decades of experience in analyzing, advising, developing, founding and investing in life science businesses. Dr. Abeles was one of the first physicians to become an analyst at a Wall Street investment firm. Dr. Abeles' medical education also provides a background that helps us evaluate clinical opportunities in the diagnostics markets. Dr. Abeles received his Medical degree as well as a degree in Pharmacology from the University of Birmingham, England. He is a Fellow of the Royal Society of Medicine, London.

        Scott Gottlieb, M.D. has served on our Board since January 2009. Dr. Gottlieb is currently a Resident Fellow at the American Enterprise Institute. Dr. Gottlieb also practices medicine as an attending physician at NYU Tisch Hospital in New York. From 2005 until 2007, Dr. Gottlieb served at the Food and Drug Administration ("FDA") as Deputy Commissioner for Medical and Scientific Affairs and before that, from 2003 until 2004, as Senior Advisor for Medical Technology to the FDA Commissioner and as the FDA's Director of Medical Policy Development. He left the FDA in the Spring of 2004 to work on implementation of the new Medicare Drug Benefit as a Senior Adviser to the Administrator of Medicare and Medicaid Services, where he supported the agency's policy work on quality improvement and coverage and payment decision-making, particularly related to new medical technologies. Dr. Gottlieb currently serves on the board of directors of Molecular Insight Pharmaceuticals. We believe Dr. Gottlieb's qualifications to serve on our Board include his experience as a Wall Street analyst, practicing physician, and most importantly in senior roles in the U.S. government, including his former role as Deputy Commissioner of the U.S. Food and Drug Administration. CombiMatrix operates in business segments where regulation and regulatory strategy need to be considered and Dr. Gottlieb's insights are beneficial to us. Dr. Gottlieb completed his residency in internal medicine at the Mount Sinai Hospital in New York City and is a graduate of the Mount Sinai School of Medicine and of Wesleyan University in Connecticut.

        Amit Kumar, Ph.D. has served on our Board since September 2000 and was our President and Chief Executive Officer from September 2001 to June 2010. Previously, Dr. Kumar served as Vice President of Life Sciences of our previous parent company, Acacia. From January 1999 to February 2000, Dr. Kumar was the founding President and Chief Executive Officer of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery. From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm. Prior to that time, Dr. Kumar worked as Senior Manager at Idexx Laboratories, Inc., a biotechnology company, and as Head of Research and Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc. Dr. Kumar serves on the boards of directors of Aeolus Pharmaceuticals, Inc., Ascent Solar Technologies, Inc. and Tacere Therapeutics, Inc. We believe Dr. Kumar's qualifications to serve on our Board include his extensive education, knowledge and experience with technology and in developing technology-based enterprises in the biotechnology sector. Dr. Kumar also has experience in venture capital and has a broad knowledge of the industry segments that are relevant to CombiMatrix's current and future business opportunities. Dr. Kumar received a bachelor's degree in Chemistry from Occidental College. After joint studies at Stanford University and the California Institute of Technology ("Caltech"), he received his Ph.D. from Caltech and completed a post-doctoral fellowship at Harvard University.

        Directors and officers are elected on an annual basis. The term of each director's service expires at our next annual meeting of stockholders and at such time as his or her successor is duly elected and qualified. Officers serve at the discretion of the Board.

        There are no family relationships between any of our director nominees or executive officers and any other of our director nominees or executive officers.

 BOARD OF DIRECTORS

Overview

        Our Bylaws provide that the size of our Board is to be determined from time to time by resolution of the Board but shall consist of at least five and no more than nine members. Our Board has fixed the exact number of directors at eight. Our Board currently consists of seven members, five of whom—Messrs. Currie, Abeles, Gottlieb, Felsenthal and McGowan—our Board has determined to be independent under the rules of the NASDAQ Stock Market. Mr. McGowan serves as Chairman of the Board, and we believe that separation of the Chairman and Chief Executive Officer roles supports the independent nature of our Board. At each annual meeting of stockholders, members of our Board are elected to serve until the next annual meeting and until their successors are duly elected and qualified. If the nominees named in this proxy statement are elected, the Board will consist of seven persons and there will be one vacancy on the Board. In connection with its investment in us in April 2011, HLM Venture Partners III, LP ("HLM") was given the right to require the Board to, consistent with its fiduciary duties, fill such vacancy with a director designated by HLM who is not an affiliate of HLM and who has industry experience relevant to our business. The Board may fill such vacancy at any time during the year.

        The Board has nominated John H. Abeles, M.D., R. Judd Jessup, F. Rigdon Currie, Amit Kumar, Ph.D., Scott Gottlieb, M.D., Martin R. Felsenthal and Mark P. McGowan for election at the annual meeting based on the recommendation of our Nominating and Governance Committee and also, in the case of Mr. Felsenthal, based on an agreement between us and HLM in connection with HLM's investment in us in April 2011. The nominees have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable for service. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting or any adjournment or postponement thereof, the proxies will be voted for such other nominees as may be designated by the present Board.

        We are subject to a number of technological, regulatory, product, legal and other types of risks. The Board and its constituent committees are responsible for overseeing these risks, and we employ a number of procedures to help them carry out that duty. For example, Board members regularly consult with executive management about pending issues and expected challenges, and at each Board meeting, directors receive updates from, and have an opportunity to interview and ask questions of, key personnel and management. Furthermore, because our Chief Executive Officer serves as a member of our Board, we believe that the Board has a direct channel and better access to insights into our performance, business and challenges.

Committees of the Board of Directors

        The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates pursuant to a charter that may be viewed on our website at www.combimatrix.com. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

        Audit Committee.    Our Audit Committee oversees our accounting and financial reporting processes and is responsible for (i) retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm, (ii) approving the services performed by our independent registered public accounting firm and (iii) for reviewing and evaluating our accounting principles, financial reporting practices, and system of internal accounting controls. The Audit Committee is also responsible for maintaining communication between the Board and our independent registered public accounting firm, and for establishing, and has established, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, all related person transactions are reviewed and approved by the Audit Committee.

        Our Audit Committee currently consists of Messrs. Currie (the committee's Chairman), Gottlieb and Abeles. The Board has determined that all members of our Audit Committee are independent under the listing standards of the NASDAQ Stock Market and the rules of the Securities and Exchange Commission, and that Mr. Currie qualifies as an "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission.

        Compensation Committee.    Our Compensation Committee assists our Board in determining the compensation of our executive officers and directors. The Compensation Committee is responsible for approving the compensation package of each executive officer and recommending each executive officer's compensation to the Board. The Compensation Committee also administers our 2006 Stock Incentive Plan, as amended. The Compensation Committee may form and delegate any of its responsibilities to subcommittees when appropriate.

        Our Compensation Committee currently consists of Messrs. Currie (the committee's Chairman), Gottlieb, Felsenthal and Abeles. The Board has determined that all members of our Compensation Committee are independent under the listing standards of the NASDAQ Stock Market.

        Nominating and Governance Committee.    Our Nominating and Governance Committee assists our Board by identifying and recommending individuals qualified to become members of our Board (subject to legal rights, if any, of third parties to nominate or appoint directors), and establishing, evaluating and overseeing our corporate governance processes and guidelines.

        Our Nominating and Governance Committee currently consists of Messrs. Abeles (the committee's Chairman), Gottlieb and Currie. The Board has determined that all members of our Nominating and Governance Committee are independent under the listing standards of the NASDAQ Stock Market.

        The Nominating and Governance Committee will consider candidates recommended by stockholders. To recommend director candidates, stockholders should submit their suggestions in writing to the Corporate Secretary, providing the proposed nominee's name, biographical data and other information about the proposed nominee and the nominating stockholder(s) as required by our Bylaws, together with a consent from the proposed nominee to serve on the Board if nominated and elected.

        There are no specific minimum qualifications that the Nominating and Governance Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the Board, including the following characteristics:

  •
  broad experience in business, finance or administration;

  •
  familiarity with national and international business matters;

  •
  the independence requirements imposed by the Securities and Exchange Commission and the NASDAQ Stock Market; and

  •
  a background that provides a portfolio of experience and knowledge relevant to our industry.

        The Nominating and Governance Committee has the following policy with regard to the consideration of any director candidates recommended by security holders for the 2012 annual meeting of stockholders (subject to legal rights, if any, of third parties to nominate or appoint directors):

  •
  A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, CA 92618, Attn: Corporate Secretary, of his or her intention to make such a nomination. The notice of nomination must be received by the Corporate Secretary at this address no earlier than January 6, 2012 and no later than February 16, 2012, in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

  •
  The notice of nomination should include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASDAQ Stock Market's Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. The notice of nomination also must include the nominee's name, age, business address, residence address, principal occupation or employment, and any other information required by Section 2.10 of our Bylaws or by applicable laws or regulations. A nomination that does not comply with these requirements will not be considered.

        The Nominating and Governance Committee also considers director candidates that are suggested by its members, the Board or management. The Nominating and Governance Committee may, in the future, retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the Nominating and Governance Committee, in its sole discretion. The process used by the Nominating and Governance Committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The Nominating and Governance Committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals. Candidates proposed by stockholders will be evaluated by the Nominating and Governance Committee using the same criteria as for all other candidates. The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

        In connection with HLM's investment in us in April 2011, we agreed that, for so long as HLM and its affiliates beneficially own not less than 5% of our outstanding shares of common stock (not counting the shares underlying HLM's warrants), Mr. Felsenthal or such other reasonably acceptable designee of HLM shall be appointed to our Board and Compensation Committee. In addition, for so long as HLM and its affiliates beneficially own not less than 14% of our outstanding shares of common stock (not counting the shares underlying HLM's warrants), at HLM's request, a reasonably acceptable individual designated by HLM, who is independent of HLM and us, shall be appointed to the Board. We also agreed that for so long as HLM and its affiliates beneficially own not less than 25% of the shares of common stock issued to HLM in the private placement (treating the shares underlying HLM's warrants as if issued), at the request of HLM, the Board shall appoint one Board member designated by HLM to such committees of the Board as HLM shall request, if such designation is permitted under applicable Securities and Exchange Commission and stock exchange rules.

Number of Meetings

        The Board held a total of 10 meetings during 2010. Our Audit Committee, Compensation Committee and Nominating Committee held five, two and three meetings, respectively, during 2010. Each incumbent director attended at least 90% of the aggregate of the total number of meetings of the Board and the Board committees on which he served (during the periods that he served).

Board Member Attendance at Annual Stockholder Meetings

        Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these annual meetings absent extenuating circumstances. Mr. McGowan and Dr. Kumar attended our annual meeting of stockholders in 2010.

Director Compensation

        Directors who are also our employees receive no separate compensation from us for their service as members of the Board. Non-employee directors automatically receive a non-discretionary initial grant of options to purchase 20,000 shares of our common stock upon joining the Board. On the first business day of each calendar year, each non-employee Board member then in office is automatically granted additional options to purchase 20,000 shares of our common stock, provided such individual has served as a non-employee Board member for at least six (6) months. All such grants are granted at an exercise price equal to the closing market price on the date of grant. The options vest in four equal quarterly installments over the 12-month period measured from the grant date.

        Non-employee directors receive compensation in the amount of $1,500 per month for their service as members of the Board. The Chairman of the Board receives compensation in the amount of $2,000 per month for service as Chairman of the Board. During 2010, non-employee directors received $1,000 for each meeting of the Board attended in person, $1,000 for each meeting attended by telephone that was longer than one hour in length, and $500 for each meeting attended by telephone if the meeting was one hour or less in length. Directors are also reimbursed for expenses incurred in connection with attendance at meetings of the Board and committees of the Board and in connection with the performance of Board duties.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2010 and who are not listed as named executive officers.

Name	Fees Earned Or Paid In Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
John H. Abeles, M.D.	27,000	77,264	—	104,264
F. Rigdon Currie	27,000	77,264		104,264
Scott Gottlieb, M.D.	27,500	77,264	—	104,764
Thomas B. Akin(3)	13,500	77,264	—	90,764

(1)
Amounts shown do not reflect cash compensation actually received by the directors. Instead, the amounts shown are the non-cash aggregate grant date fair values of option awards made during 2010 as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission ("SEC") on March 22, 2011.

(2)
As of December 31, 2010, Messrs. Abeles and Currie each held outstanding and unexercised options to purchase 78,000 shares of our common stock, and Dr. Gottlieb held options to purchase 40,000 shares of our common stock.

(3)
Mr. Akin resigned in June 2010. Upon his resignation, the stock option reflected in the table above that was granted to him in January 2010 was forfeited and the associated unvested stock compensation charges were reversed.

Codes of Business Conduct and Ethics

        We have adopted a corporate Code of Business Conduct and Ethics, which may be viewed on our website at www.combimatrix.com. The Code of Business Conduct and Ethics applies to all our officers, directors and employees, including our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. If we effect an amendment to, or waiver from, a provision of our code of ethics, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on the website above or via a current report on Form 8-K. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

Stockholder Communications with Directors

        Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to the Board, or to an individual member or committee as follows: c/o CombiMatrix Corporation, Attention: Corporate Secretary, 310 Goddard, Suite 150, Irvine, California 92618. All communications will be relayed to that addressee. From time to time, the Board may change the process through which stockholders communicate with the Board or its members or committees. There were no changes in this process in 2010. Please refer to our website at www.combimatrix.com for any future changes in this process. The Board or the particular director or committee of the Board to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board depending on the nature of the communication. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following Summary Compensation Table sets forth certain information regarding the compensation, for services rendered in all capacities to us during 2010 and 2009, of our former and current principal executive officers, our two other most highly compensated executive officers at the end of 2010 whose total compensation exceeded $100,000 and a former executive officer who was no longer serving as an executive officer at the end of 2010 (together, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
R. Judd Jessup(2)	2010	153,461	—	641,400	—	794,861
President and Chief Executive Officer	2009	—	—	—	—	—
Amit Kumar, Ph.D.(3)	2010	233,073	—	—	401,762	634,835
Former Chief Executive Officer	2009	471,569	—	414,724	—	886,293
Mark McGowan(4)	2010	95,509	—	150,671	26,025	272,205
Former Interim Chief Executive Officer	2009	—	—	—	—	—
Scott R. Burell(5)	2010	203,795	—	—	9,423	213,218
Chief Financial Officer, Secretary and	2009	200,340	—	134,552	—	334,892
Treasurer
Daniel R. Forche(6)	2010	49,631	—	98,724	—	148,355
SVP Sales & Mktg. of Subsidiary	2009	—	—	—	—	—
Brooke P. Anderson, Ph.D.(7)	2010	116,447	37,739	—	47,683	201,869
Former Chief Operating Officer	2009	207,431	—	97,856	—	305,287

(1)
Amounts shown do not reflect cash compensation actually received by the named executive officer. Instead, the amounts shown are the non-cash aggregate grant date fair values of option awards made during the periods presented as determined pursuant to ASC Topic 718 and excludes the effect of forfeiture assumptions. The assumptions used to calculate the fair value of option awards are set forth under Note 2 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 22, 2011.

(2)
Mr. Jessup was appointed CEO on August 8, 2010.

(3)
Dr. Kumar resigned as CEO on June 30, 2010, at which time he received a severance payment of $389,762 in accordance with his employment agreement with us upon resignation. Dr. Kumar's Other Compensation also includes $12,000 in Board fees.

(4)
Mr. McGowan served as interim CEO from July 1, 2010 until August 8, 2010, at which time Mr. Jessup was appointed CEO. Mr. McGowan's Other Compensation is related to Board fees.

(5)
Mr. Burell's Other Compensation is for travel-related commuting costs to southern California.

(6)
Mr. Forche was appointed Senior Vice President of Sales and Marketing of our subsidiary on October 19, 2011.

(7)
Dr. Anderson resigned as Chief Operating Officer and a member of our Board on June 30, 2010 and was paid severance of $85,422, of which $47,683 was paid in cash and is included in Other Compensation and $37,739 was paid in stock and is reflected in Stock Awards, in accordance with a severance arrangement we provided him upon his resignation.

        In determining the total amount and mixture of the compensation for each of our named executive officers, our Compensation Committee subjectively evaluates each named executive in light of numerous factors including title and role, individual performance (including past and expected future contribution to our business objectives) and our long-term business needs and goals (including the need to attract and retain key management personnel). Our Compensation Committee reviews the performance of each named executive officer annually (typically during the second quarter of each year) and determines whether the named executive officer should receive an increase in base salary or receive a stock option award based on such evaluation.

        In 2010 and 2009, in light of the economic conditions and after a review of our operations, our Board and Compensation Committee decided not to grant salary increases to our named executive officers. However, the Compensation Committee did recommend and grant stock option awards to named executive officers in the interest of employee retention and in keeping with our compensation philosophy of aligning management and employee interests with stockholder returns.

Severance and Change in Control

        We provide certain severance benefits such that if an executive officer of CombiMatrix is terminated for other than cause, death or disability, the executive will receive payments equal to three months' base salary plus medical and dental benefits.

        Our Board of Directors adopted a Restated Executive Change of Control Severance Plan (the "Severance Plan") that affects certain of our senior management-level employees who are classified as "Section 16 Officers" of the Company. Pursuant to the Severance Plan, if a participating employee is involuntarily terminated (other than for death, disability or for cause) or resigns for "good reason" (as defined in the Severance Plan) during the two-year period following a "change of control" (as defined in the Severance Plan), then, subject to execution of a release of claims against us, the employee will be entitled to receive: (i) a cash severance payment equal to one-half times annual base salary, in the case of other participating employees; (ii) immediate vesting of outstanding compensatory equity awards; and (iii) payment of COBRA premiums for the participating employee and eligible dependants for a pre-determined period of time. Payment of benefits under the Severance Plan will be limited by provisions contained in Section 409A of the U.S. Internal Revenue Code. The Severance Plan is administered by a plan administrator, which initially is the Compensation Committee of the Board of Directors. In order to participate in the Severance Plan, an eligible employee must waive any prior retention or severance agreements.

2006 Stock Incentive Plan

        Our 2006 Stock Incentive Plan, as amended (the "Stock Incentive Plan"), provides for the grant of incentive or non-statutory stock options to our employees, directors and consultants. As of December 31, 2010, options to purchase 1,677,896 shares of common stock were issued and outstanding, and options to purchase 6,749,553 shares remained available for grant, under the Stock Incentive Plan. The Stock Incentive Plan is administered by our Compensation Committee. Subject to the provisions of the Stock Incentive Plan, the Compensation Committee determines who will receive the options, the number of options granted, the manner of exercise and the exercise price of the options. The term of incentive stock options granted under the Stock Incentive Plan may not exceed ten years, or five years for options granted to an optionee owning more than 10% of our voting stock. The exercise price of any stock option granted under the Stock Incentive Plan must be equal to or greater than the fair market value of the shares of our common stock on the date the option is granted. However, an incentive stock option granted to an optionee owning more than 10% of our voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted.

Outstanding Equity Awards at Fiscal Year-End 2010

        The following table sets forth information concerning the outstanding equity awards as of December 31, 2010 granted to the named executive officers.

	Option Awards(1)							Stock Awards
	Number of Securities Underlying Unexercised Options (#)											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)
											Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)
					Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
								Number of Shares or Units of Stock that Have Not Vested (#)
										Market Value of Shares or Units of Stock that Have Not Vested ($)
						Option Exercise Price ($)
							Option Expiration Date
Name	Exercisable		Unexercisable
R. Judd Jessup	—		400,000	(2)	—	2.74	8/11/2020	—		—	—	—
Scott R. Burell	60,000	(3)	—		—	4.61	9/17/17	—		—	—	—
	13,749	(4)	13,751		—	7.65	5/11/19
	46,874	(5)	15,626		—	10.50	7/21/18
Daniel R. Forche	—		76,000	(6)	—	2.19	10/19/2020	—		—	—	—
Amit Kumar, Ph.D.	120,000	(3)	—		—	4.61	9/17/17	—		—	—	—
	42,380	(4)	42,382		—	7.65	5/11/19
	71,428	(5)	23,810		—	10.50	7/21/18
Mark McGowan	15,000	(7)	5,000		—	6.69	1/21/20	—		—	—	—
	30,000	(8)	—		—	2.32	6/11/20
Brooke P. Anderson, Ph.D.	—		—		—	—	—	—	(9)	—	—	—

(1)
All awards were granted under the 2006 Stock Incentive Plan, as amended. The options were granted at an exercise price equal to the closing price of our common stock on the date of grant and have a term of ten years.

(2)
These options were granted on August 11, 2010. One-fourth vest on the one-year anniversary of grant and the remaining vest monthly thereafter over a three-year period.

(3)
These options were granted on September 17, 2007 and vest quarterly over a three-year period.

(4)
These options were granted on May 11, 2009 and vest quarterly over a three-year period.

(5)
These options were granted on July 21, 2008 and vest quarterly over a three-year period.

(6)
These options were granted on October 19, 2010. One-fourth vest on the one-year anniversary of grant and the remaining vest monthly thereafter over a three-year period.

(7)
These options were granted on January 21, 2010 and vest quarterly over a one-year period.

(8)
These options were granted on June 11, 2010 and vest over a six-month period beginning July 1, 2010.

(9)
On July 2, 2010, Dr. Anderson received 14,690 shares of fully-vested stock as severance in accordance with a severance arrangement we provided him upon his resignation.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of December 31, 2010 relating to all of our equity compensation plans:

Plan Category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by stockholders(1)	1,677,896	$5.91	6,749,553	(2)
Equity compensation plans not approved by stockholders	—	—	—

TOTAL	1,677,896	$5.91	6,749,553	(2)

(1)
Consists of our 2006 Stock Incentive Plan, as amended.

(2)
Consists of shares available for future issuance under our 2006 Stock Incentive Plan, as amended, as of December 31, 2010. The number of shares of common stock reserved under our 2006 Stock Incentive Plan will automatically be increased on the first trading day of each year, in an amount equal to 3% of the number of shares of our common stock outstanding on the last trading day of the preceding year. On January 3, 2011, the additional reserve for our 2006 Stock Incentive Plan was automatically increased by 228,611 shares.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to each of that company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In the year ended December 31, 2010, none of our executive officers received compensation in excess of $1 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information regarding the beneficial ownership of our common stock as of April 11, 2011 by (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our current directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options or warrants that are exercisable as of April 11, 2011 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618.

        This table assumes 10,704,121 shares of common stock outstanding as of April 11, 2011, assuming no exercise of outstanding options or warrants.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
Officers and Directors
R. Judd Jessup(1)	136,791	1.28%
Scott R. Burell(2)	157,245	1.45%
Daniel R. Forche(3)	11,399	*
F. Rigdon Currie(4)	83,000	*
John H. Abeles, M.D.(5)	109,619	1.02%
Scott Gottlieb, M.D.(6)	47,000	*
Amit Kumar, Ph.D.(7)	405,706	3.68%
Mark P. McGowan(8)	285,918	2.66%
Brooke P. Anderson, Ph.D.(9)	17,570	*
Martin R. Felsenthal(10)	1,595,896	14.91%
All current directors and executive officers as a group (9 persons)	2,832,574	24.76%
5% Stockholders Not Listed Above
Odyssey Value Advisors, LLC(11)	761,873	7.12%
Jay Gottlieb(12)	682,388	6.38%
Michael Huffington(13)	968,865	9.05%

*
Less than 1.0%.

(1)
Shares are held by the R. Judd & Charlene L. Jessup Trust and do not include warrants to purchase 58,136 shares of common stock that are not exercisable as of April 11, 2011. Although Mr. Jessup has been granted options to purchase 400,000 shares of common stock, none are vested as of April 11, 2011.

(2)
Includes 9,121 shares of common stock and options to purchase 148,124 shares of common stock that are vested on or before April 11, 2011. Does not include warrants to purchase 3,875 shares of common stock that are not exercisable as of April 11, 2011.

(3)
Although Mr. Forche has been granted options to purchase 76,000 shares of common stock, none are vested as of April 11, 2011. Does not include warrants to purchase 4,844 shares of common stock that are not exercisable as of April 11, 2011.

(4)
Includes options to purchase 83,000 shares of common stock that are vested on or before April 11, 2011.

(5)
Includes 7,000 shares of common stock, options to purchase 83,000 shares of common stock that are vested on or before April 11, 2011 and 10,500 warrants that are immediately exercisable. Includes 9,119 shares of common stock held by Northlea Partners. Does not include warrants held by Northlea Partners to purchase 3,875 shares of common stock that are not exercisable as of April 11, 2011.

(6)
Includes 2,000 shares of common stock and options to purchase 45,000 shares of common stock that are vested on or before April 11, 2010.

(7)
Includes 94,398 shares of common stock, options to purchase 273,808 shares of common stock that are vested on or before April 11, 2011 and 37,500 warrants that are immediately exercisable. Does not include warrants to purchase 9,689 shares of common stock that are not exercisable as of April 11, 2011.

(8)
Includes options to purchase 55,000 shares of common stock that are vested on or before April 11, 2011. Includes 230,918 shares of common stock held by SAF Capital Fund LLC. SAF Capital Management LLC is the managing member of SAF Capital Fund LLC and Mr. McGowan is the managing member of SAF Capital Management LLC. As the managing member of SAF Capital Management LLC, Mr. McGowan may be deemed to beneficially own the securities held by SAF Capital Fund LLC. Mr. McGowan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. Does not include warrants held by SAF Capital Fund LLC to purchase 77,514 shares of common stock that are not exercisable as of April 11, 2011.

(9)
Includes 2,880 warrants that are immediately exercisable. Dr. Anderson resigned as COO and a member of our Board on June 30, 2010.

(10)
The shares of common stock are held by HLM Venture Partners III, LP and do not include warrants to purchase 678,255 shares of common stock that are not exercisable as of April 11, 2011. Also does not include options held by Mr. Felsenthal to purchase 20,000 shares of common stock that are not vested as of April 11, 2011. Mr. Felsenthal is a Class A Member of HLM Venture Associates III, LLC which is the general partner of HLM Venture Partners III, LP. Mr. Felsenthal disclaims beneficial ownership of the securities held by HLM Venture Partners III, LP except to the extent of his pecuniary interest therein. The reported mailing address of HLM Venture Partners III, LP is 222 Berkeley Street, 21st Floor, Boston, Massachusetts 02116. Information based upon investor filings with the SEC.

(11)
Does not include warrants to purchase 96,893 shares of common stock that are not exercisable as of April 11, 2011. The reported mailing address of Odyssey Value Advisors, LLC is 601 Montgomery Street, San Francisco, California 94111.

(12)
Does not include warrants to purchase 77,514 shares of common stock that are not exercisable as of April 11, 2011. The reported mailing address of Jay Gottlieb is 27 Misty Brook Lane, New Fairfield, Connecticut 06812. Information based upon investor filings with the SEC.

(13)
Includes 218,865 shares of common stock held by the Archangel Michael Foundation and does not include warrants to purchase 93,017 shares of common stock that are not exercisable as of April 11, 2011. The Archangel Michael Foundation is a tax-exempt private foundation and Michael Huffington has no economic interest in the securities held by such foundation. The reported mailing address of Michael Huffington is P.O. Box 4337, Houston, Texas 77210. Information based upon investor filings with the SEC.

CERTAIN TRANSACTIONS

        Since January 1, 2010, there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described above under the heading "Executive Compensation" and other than the transactions described below. Each of the transactions described below was reviewed and approved or ratified by our Audit Committee.

        On April 4, 2011, we entered into Securities Purchase Agreements dated as of April 1, 2011 (the "Purchase Agreements") with 18 accredited investors (collectively, the "Investors"), including, among others, HLM Venture Partners III, L.P. ("HLM") and certain of our directors, officers and 5% or greater stockholders including SAF Capital Fund LLC (Mark McGowan), Odyssey Value Advisors, LLC, Jay Gottlieb, Archangel Michael Foundation (Michael Huffington) and Messrs. Jessup, Burell, Forche, Abeles and Kumar, pursuant to which, on April 7, 2011, we issued and sold to the Investors an aggregate of 3,083,723 common stock units (the "Units") at a purchase price of $2.193125 per Unit (the "Unit Price") in a private placement (the "Private Placement"). The Unit Price was equal to the last consolidated closing bid price of the Company's common stock as determined in accordance with Nasdaq rules immediately preceding us entering into the binding Purchase Agreements plus $0.053125 for the warrant component described below.

        Each Unit is comprised of (i) one share of our common stock (the "Shares") and (ii) a five-year warrant to purchase 0.425 shares of our common stock (the "Warrants"). The exercise price applicable to the Warrants is $2.14 per share, which is equal to the last consolidated closing bid price of our common stock as determined in accordance with Nasdaq rules immediately preceding us entering into the binding Purchase Agreements.

        The Warrants may be exercised in cash or pursuant to a net exercise provision if we undergo a fundamental transaction or if an effective registration statement does not exist for the resale of the shares of common stock issuable upon exercise of the Warrants. The Warrants cannot be exercised for a period of 6 months and one day following the date of their issuance. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like. The Warrants also are subject to a blocker that would prevent each holder's common stock ownership from exceeding 19.99% of our outstanding common stock after exercise.

        In addition, we entered into an Investors Rights Agreement (the "Rights Agreement") on April 4, 2011 with the Investors in connection with the Private Placement. Pursuant to the Rights Agreement, Investors holding more than 45% of the Shares and shares of common stock issuable upon exercise of the Warrants may demand that we register such common stock for resale. Liquidated damages will apply for certain related events such as failure to file a registration statement within 30 days after a demand therefor or failure of such registration statement to be declared effective by the Securities and Exchange Commission within 60 days after the demand if the registration statement is not reviewed or 120 days after the demand if the registration statement is reviewed. In addition, each Investor, for so long as it beneficially owns not less than 25% of the shares of common stock issued to it in the Private Placement (treating the shares underlying such Investor's Warrants as if issued), has a right of first refusal to participate in certain future issuances of securities by us on a pro rata basis with their initial investment. Bank financings and stock issued in connection with strategic partnerships and acquisitions, underwritten public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

        We also entered into an HLM Rights Agreement (the "HLM Rights Agreement") on April 4, 2011 with HLM in connection with the Private Placement. Pursuant to the HLM Rights Agreement, we agreed that, for so long as HLM and its affiliates beneficially own not less than 5% of the outstanding shares of common stock (not counting the shares underlying HLM's Warrants), Mr. Martin R. Felsenthal or such other reasonably acceptable designee of HLM shall be appointed to our Board and Compensation Committee and will receive compensation for service on the Board consistent with other outside members of the Board. In addition, for so long as HLM and its affiliates beneficially own not less than 14% of the outstanding shares of common stock (not counting the shares underlying HLM's Warrants), at HLM's request, a reasonably acceptable individual designated by HLM, who is independent of HLM and us, shall be appointed to the Board and will receive compensation for service on the Board consistent with other outside members of the Board.

We also agreed that, among other things, for so long as HLM and its affiliates beneficially own not less than 25% of the shares of common stock issued to HLM in the Private Placement (treating the shares underlying such Investor's Warrants as if issued), (i) at the request of HLM, the Board shall appoint one Board member designated by HLM to such committees of the Board as HLM shall request, if such designation is permitted under applicable Securities and Exchange Commission and stock exchange rules, which designee shall be compensated for such services consistent with the other members of such committees; (ii) a reasonably acceptable designee of HLM shall be appointed to sit on each of our advisory boards and will be compensated at the same rate as other members of such applicable advisory boards; (iii) we shall purchase and maintain a key man life and disability insurance policy with respect to our Chief Executive Officer, reasonably acceptable to HLM, in the amount of HLM's investment in the Private Placement, with HLM being the beneficiary thereof, until such time as we have reported for a prior fiscal year, in audited financial statements, at least $30 million of revenue; and (iv) we shall enter into an indemnification agreement with each HLM designee and independent director designee.

        None of the Units, Shares or Warrants, or the common stock issuable upon exercise thereof, has been registered under the Securities Act of 1933 and none may be offered or sold absent registration or an applicable exemption from registration. As described above, we have agreed to certain registration rights in favor of the Investors.

        We have agreed to compensate Mr. Felsenthal for service on the Board consistent with other outside members of the Board and to reimburse him for all expenses reasonably incurred in connection with attending Board meetings. A description of the compensation arrangements with outside members of the Board is set forth under the heading "Director Compensation" in this proxy statement.

        Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from independent third parties, and all such transactions will be reviewed and subject to approval by members of our Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of the copies of such forms received by us during the year ended December 31, 2010, we believe that each person who, at any time during such year, was a director, officer, or beneficial owner of more than 10% of our common stock met the filing requirements during such year except as follows: Mr. Jessup's original Form 3 filed on August 17, 2010 reported ownership of an employee stock option that should have been omitted from such Form 3 and reported instead on a Form 4. That Form 4 was filed late.

 PRINCIPAL ACCOUNTANTS

Independent Public Accountants

        Our principal independent registered public accounting firm is Peterson Sullivan LLP, located at 601 Union Street, Suite 2300, Seattle, Washington 98101.

Principal Accountant Fees and Services

  Audit Fees

        Fees incurred for audits and related services by our independent accounting firm, including quarterly reviews of our consolidated financial statements included in our periodic filings with the SEC, were $99,000 and $133,000 during 2010 and 2009, respectively.

  Audit-Related Fees

        We were not billed for any audit-related fees in 2010 or 2009 that are not reflected above.

  Tax Fees

        We were not billed for any tax fees in 2010 or 2009.

  All Other Fees

        We were not billed for any other fees in 2010 or 2009.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors' independence from us.

Determination of Independence

        There were no fees billed by Peterson Sullivan LLP for non-audit services.

Attendance at Annual Meeting

        Representatives from Peterson Sullivan LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted,
AUDIT COMMITTEE
F. Rigdon Currie, Chairman John H. Abeles, M.D. Scott Gottlieb, M.D.

PROPOSALS

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Overview

        There are currently seven members of our Board. The terms of all of our directors are scheduled to expire at the 2011 Annual Meeting of Stockholders, at which time all seven incumbents will stand for re-election.

Nominees

        Upon the recommendation of our Nominating and Governance Committee and, in the case of Mr. Felsenthal, based on an agreement between us and HLM in connection with HLM's investment in us in April 2011, the Board has nominated the following individuals to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified:

  John H. Abeles, M.D.
  Mark McGowan
  F. Rigdon Currie
  Amit Kumar, Ph.D.
  R. Judd Jessup
  Scott Gottlieb, M.D.
  Martin R. Felsenthal

Vote Required

        A plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees. The seven nominees receiving the highest number of affirmative votes cast at the Annual Meeting will be the elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

        The Board recommends that stockholders vote FOR the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted FOR the election of each of these director nominees.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF PETERSON SULLIVAN LLP

Overview

        The Audit Committee has engaged the registered public accounting firm of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011. Peterson Sullivan LLP audited our financial statements for the years ended December 31, 2010 and 2009. Please refer to "Principal Accountants" above for information about fees and services paid to Peterson Sullivan LLP in 2010 and 2009, and our Audit Committee's pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Peterson Sullivan LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders' best interests.

        Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

        The proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011 will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

        The Board recommends that stockholders vote "FOR" the proposal to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2011.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

PROPOSAL NO. 3—REAPPROVAL OF PERFORMANCE GOALS UNDER 2006 STOCK INCENTIVE PLAN

Overview

        We are asking our stockholders to reapprove the material terms of the performance goals under our 2006 Stock Incentive Plan, as amended (the "Plan"), at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan was initially approved by our Board and stockholders in November 2006 and was subsequently amended by the Board in January 2008 and January 2009. The Board is not amending or altering nor seeking stockholder approval to amend or alter the Plan, and the Plan will continue in full force and effect. As of December 31, 2010, options to purchase 1,677,896 shares of common stock were issued and outstanding, and options to purchase 6,749,553 shares remained available for grant, under the Plan.

        Pursuant to Section 162(m) of the Code ("Section 162(m)"), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer or any of our four other most highly compensated executive officers (within the meaning of Section 162(m)) that exceeds $1 million in any single year. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. Most awards granted to date under the Plan are designed to qualify as "performance-based" compensation within the meaning of Section 162(m). Most awards granted after the Annual Meeting will continue to be designed to qualify as "performance-based" compensation within the meaning of Section 162(m) if our stockholders reapprove the material terms of the performance goals under the Plan at the Annual Meeting.

        For purposes of Section 162(m), the material terms of performance goals we are asking you to reapprove include: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) direct contribution; (7) net income; pretax earnings; (8) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction.

        We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

        A copy of the Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the material terms of the Plan does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the complete copy of the Plan in Appendix A.

Plan Description

        Administration.    Our Plan is administered by our Board or any committee designated by the Board consisting of not less than two directors. However, administration of the Plan with respect to persons subject to Section 16 of the Securities and Exchange Act of 1934 is done by our Compensation Committee or another committee that qualifies under the requirements of Section 16. Subject to the terms of our Plan, other than in connection with the automatic grant program described below, the plan administrator is authorized to select eligible persons to receive awards under the Plan, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each plan participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and make all other decisions and determinations as the plan administrator may deem necessary or advisable for the administration of our Plan. In addition, the plan administrator may, with the consent of the affected holder, reduce the exercise price of any outstanding award under the Plan, cancel any outstanding award and grant in substitution a new award covering the same or a different number of shares, cash or other property or similar action that is treated as a repricing under generally accepted accounting principles.

        Eligibility.    The persons eligible to receive awards under our Plan are the employees, members of our Board, consultants and other independent advisers who provide services to us or any related entity. However, only our employees and employees of our subsidiaries or any parent may receive incentive stock options.

        Types of Awards.    Our Plan provides for the issuance of stock options, stock appreciation rights, stock awards, share right awards and performance awards. Performance awards may be based on the achievement of certain business criteria or goals, as determined by the plan administrator, and may consist of stock-based awards or cash bonuses.

        Shares Available for Awards; Annual Per-Person Limitations.    The total number of shares of common stock that may be subject to the granting of awards under our Plan at any time during the term of the Plan shall be equal to 8,100,000 shares, plus an annual increase on the first trading day of January each year, commencing in January 2007 and ending upon termination of the Plan, equal to three percent (3%) of the shares of common stock outstanding on the last trading day of December of the prior year (rounded down to the nearest whole share). Notwithstanding the foregoing, with respect to incentive stock options, no more than 30,000,000 shares may be issued under the Plan. Shares will become available for issuance under new awards to the extent awards previously granted under our Plan (i) are forfeited, expire or otherwise terminate without issuance of shares, (ii) are settled for cash or otherwise do not result in the issuance of shares, or (iii) are exercised by the tender of shares attestation or (iv) are withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

        Our Plan imposes individual limitations on certain awards. Under these limitations, at such time as awards granted under the Plan may qualify as "performance-based" compensation pursuant to Section 162(m), then during any fiscal year, no participant may be granted stock options or stock appreciation rights with respect to more than 2,000,000 shares and no participant may be granted stock or share right awards with respect to more than 2,000,000 shares, subject to adjustment upon certain changes in our capitalization. The maximum dollar value that may be paid out to any participant for any performance award with respect to awards granted in any calendar year is $1,000,000.

        In the event that any stock dividend, recapitalization, forward or reverse split, reorganization, merger, combination, share exchange or other similar corporate transaction or event affects the shares of our common stock, appropriate adjustment will be made by the plan administrator to (i) the maximum number, type and/or class of securities that may be issued under the Plan and the maximum number of shares that may be issued pursuant to incentive stock options, (ii) the number type and/or class of shares by which award limitations are measured, as described in the preceding paragraph, (iii) the number type and/or class of shares subject to or deliverable in respect of outstanding awards, (iv) the number type and/or class of shares subject to or deliverable in respect of the automatic option grant program for non-employee directors, (v) the exercise price, grant price or purchase price relating to any award or the provision for payment of cash or other property in respect of any outstanding award, and (vi) the maximum number, type and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the terms of the Plan and (vii) any other aspect of any award that the plan administrator determines to be appropriate.

        Stock Options and Stock Appreciation Rights.    The plan administrator is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the recipient, and non-qualified stock options, and stock appreciation rights ("SARs") entitling the recipient to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR are determined by the plan administrator, but in the case of a stock option must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Plan, the term "fair market value" means the fair market value of our common stock, awards or other property as determined by the plan administrator or under procedures established by the plan administrator. Unless otherwise determined by the plan administrator, the fair market value of a share of our common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of service generally are fixed by the plan administrator, except that no stock option may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock options and SARs are determined by the plan administrator. The plan administrator determines the methods in which the exercise price of options awarded under the Plan may be paid, which may include cash, shares, other awards or other property (including, to the extent permitted by law, loans to participants) or a cashless exercise procedure.

        Restricted Stock and Stock Units.    The plan administrator is authorized to grant shares of stock, including restricted stock, and share right awards. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of a stockholder, unless otherwise determined by the plan administrator. A share right award confers upon a participant the right to receive shares of common stock at the end of a specified period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of such specified period. Prior to settlement, a share right award carries no voting or dividend rights or other rights associated with share ownership.

        Performance Awards.    The plan administrator is authorized to grant performance awards, consisting of stock-based awards and/or cash bonuses, to participants on terms and conditions established by the plan administrator. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the plan administrator upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of common stock or by reference to a designated amount of property including cash. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the plan administrator. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be "covered employees" (as described below) will, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility under Section 162(m). For purposes of Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the Securities and Exchange Commission by reason of that person being among our four highest compensated officers as of the end of a taxable year. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the plan administrator and not the board of directors.

        If and to the extent that the plan administrator determines that these provisions of our Plan are to be applicable to any award, one or more of the following business criteria, on a consolidated basis, and/or for our subsidiaries, or for our business or geographical units and/or a related entity, shall be used by the plan administrator in establishing performance goals for awards under our Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) direct contribution; (7) net income; pretax earnings; (8) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on a relative or absolute basis or as compared to the performance of a published or special index deemed applicable by the plan administrator.

        Automatic Grant Program.    Under the Plan, each non-employee member of our Board, upon his or her appointment or initial election to our Board, is granted an option to purchase 20,000 shares of our common stock. In addition, on the first business day of each calendar year, each non-employee member of our Board who has served as a non-employee Board member for at least six months is automatically granted an additional option to purchase 20,000 shares of our common stock. Options granted automatically to the non-employee members of our Board have an exercise price equal to 100% of the fair market value of our common stock on the grant date, become exercisable in four equal quarterly installments upon completion of each three months of service from the date of grant and are exercisable for 10 years following their date of grant.

        Transferability.    Awards granted under our Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except to the extent expressly permitted by the plan administrator in the award agreement.

        Acceleration of Vesting; Change in Control.    The plan administrator may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, including if we undergo a "change in control", as defined in our Plan.

        Amendment and Termination.    The Board may amend, alter, suspend, discontinue or terminate our Plan without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration that increases the shares reserved for issuance under the Plan or increases the classes of participants eligible under the Plan or if such approval is required by applicable law or regulation. Our Plan will terminate on the earliest of (i) the tenth anniversary of the effective date of the Plan, (ii) the tenth anniversary of the date of stockholder approval of the Plan; (iii) the date that all shares under the Plan have been issued and are fully vested and (iv) the termination of all outstanding awards in connection with a change in control. Awards outstanding upon expiration of our Plan shall remain in effect until they have been exercised or terminated, or have expired.

Certain Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the Plan.

        Options and SARs.    The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that an alternative minimum tax liability may result), and we will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the option holder must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to a tax deduction for the same amount. Upon the exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income, and are deductible by us.

        The tax consequence upon a disposition of shares of our common stock acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-incentive stock option or SAR. Generally, there will be no tax consequences to us in connection with the disposition of shares acquired pursuant to an option or SAR. However, we may be entitled to a tax deduction in the case of a disposition of shares acquired pursuant to an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

        Other Awards.    For other awards granted under the Plan that are payable in cash or shares of our common stock and that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of our common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for the shares of our common stock by the holder of the award. We will generally be entitled at that time to a deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

        For an award that is payable in shares of our common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to Section 83(b) of the Code, the holder of the award must recognize ordinary income equal to the excess of (x) the fair market value of the shares of our common stock received (determined as of the first time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (y) the amount (if any) paid for the shares of our common stock by the holder. We will generally be entitled at that time to a tax deduction for the same amount if and to the extent that amount satisfies general rules concerning deductibility of compensation.

        Special Rules.    Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

        Deductibility of Executive Compensation Under Code Section 162(m).    Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated executive officers. However, "qualified performance-based compensation" is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more "outside directors," (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant with respect to any performance period, must be approved by a majority of the corporation's stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

        The Plan has been designed to permit grants of options and SARs issued under the Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-incentive stock option or an SAR may be exempt from $1,000,000 deduction limit. Grants of other awards under the Plan may also qualify for this exemption. The Plan's provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs or other awards consists exclusively of members of our board of directors who qualify as "outside directors," and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of our common stock to which such grants relate, the compensation income should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Section 162(m).

Accounting Treatment

        We account for stock-based compensation under Accounting Standards Codification 718, Compensation—Stock Compensation, which requires the fair value of all option grants or stock issuances made to employees or directors on or after January 1, 2006, as well as a portion of the fair value of each option and stock grant made to employees or directors prior to that date which represents the unvested portion of these share-based awards as of such implementation date, to be recognized as an expense. These amounts are expensed over the respective vesting periods of each award using the straight-line attribution method. We calculate stock option-based compensation by estimating the fair value of each option as of its date of grant using the Black-Scholes option pricing model.

Plan Benefits

        Except with respect to the Automatic Grant Program, awards under the Plan are made at the discretion of our Compensation Committee. It is not possible to determine the benefits or amounts that will be received by eligible participants under the Plan after the date of this Proxy Statement because no decisions have been made on the amount and type of awards to be granted under the Plan to eligible participants in the future, nor do we have any specific current plans or commitments for granting any future awards, other than stock option awards to be made automatically to our non-employee directors under the Automatic Grant Program described above.

        The following table sets forth, with respect to our named executive officers and the other indicated persons and groups, the aggregate number of shares of common stock underlying stock options that have been granted under our Plan from the effective date of the Plan through April 11, 2011. As of April 11, 2011, there are currently 44 participants under the Plan.

Name and Position	Number of Units
R. Judd Jessup President, Chief Executive Officer and Director	560,000
Amit Kumar, Ph.D. Director, Former Chief Executive Officer	320,000
Mark McGowan Chairman of the Board, Former Interim Chief Executive Officer	90,000
Scott R. Burell Chief Financial Officer, Secretary and Treasurer	256,190
Daniel R. Forche SVP Sales & Mktg. of Subsidiary	162,857
Brooke P. Anderson, Ph.D. Former Chief Operating Officer	145,000
John H. Abeles, M.D. Director	98,000
F. Rigdon Currie Director	98,000
Scott Gottlieb, M.D. Director	60,000
Martin R. Felsenthal Director	20,000
All current executive officers, as a group	979,047
All current directors who are not executive officers, as a group	686,000
All employees, including all current officers who are not executive officers, as a group	2,060,433

Vote Sought

        The proposal to reapprove the performance goals under our Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) will be approved if the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal.

Recommendation

        The Board recommends that stockholders vote "FOR" the proposal to reapprove the performance goals under our Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m).

Unless marked otherwise, proxies received will be voted FOR Proposal No. 3.

OTHER BUSINESS

        We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

        On March 22, 2011, we filed our annual report on Form 10-K for the year ended December 31, 2010. A copy of the annual report on Form 10-K has been sent concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting.

 STOCKHOLDER PROPOSALS

        Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting"). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 6, 2012, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations. Under our current Bylaws, such stockholder proposals (other than a nomination for director) must be submitted not less than 120 days nor more than 180 days prior to the anniversary date of the mailing of this Proxy Statement and such stockholder proposals of a nomination for director must be submitted not less than 80 days nor more than 120 days prior to the anniversary date of the mailing of this Proxy Statement.

        The proxies to be solicited by us through our Board for our 2012 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder's proposal not later than March 21, 2012, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement.

        Stockholder proposals must be in writing and should be addressed to c/o CombiMatrix Corporation, Attention: Corporate Secretary, 310 Goddard, Suite 150, Irvine, California 92618. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before this year's Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

R. Judd Jessup President and Chief Executive Officer
May 6, 2011 Irvine, California

 Appendix A

COMBIMATRIX CORPORATION

2006 STOCK INCENTIVE PLAN

(as amended January 15, 2009)

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        This CombiMatrix Corporation 2006 Stock Incentive Plan is intended to promote the interests of CombiMatrix Corporation, a Delaware corporation, by providing eligible persons in the Corporation's Service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such Service.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into three separate equity incentive programs:

  •
  the Discretionary Option/Stock Appreciation Right Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

  •
  the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

  •
  the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board Service, and

        B.    The provisions of Articles One and Five shall apply to all equity incentive programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

        A.    The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Committee, or the Board may retain the power to administer those programs with respect to all such persons. Other than with respect to Section 16 Insiders, the Board may also appoint an Executive Officer Committee to administer the Discretionary Option Program and Stock Issuance Program, subject to the applicable limitations and requirements of the Delaware Corporate Law. However, any discretionary option grants or stock issuances to members of the Committee must be authorized and approved by a disinterested majority of the Board.

        B.    Members of the Committee or, if applicable, the Executive Officer Committee, shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

        C.    The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

        D.    Service on the Committee shall constitute Service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee or, if applicable, the Executive Officer Committee, shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

        E.    Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

  (i)
  Employees,

  (ii)
  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

  (iii)
  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, if, and the extent to which, each option is to be exercisable at a different time or times than those times set forth in Section I.B.1. of Article Two of the Plan, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

        C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option/Stock Appreciation Right Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

        D.    The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members on the first business day in each calendar year following the Plan Effective Date and during the term of the Plan, including any individuals who first became non-employee Board members prior to such Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.     STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed 8,100,000 shares of Common Stock. For purposes of clarification, the shares of Common Stock subject to the Assumed Options are not included in the 8,100,000 share of Common Stock reserved hereunder for issuance pursuant to this paragraph, though the shares of Common Stock subject to the Assumed Options may become available for grant under this Plan to the extent provided in Article One, Section V.D. below.

        B.    The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2007, by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year. The maximum aggregate number of shares of Common Stock that may be issued under the Plan (as adjusted for all such annual increases) through Incentive Options shall be 30,000,000 shares of Common Stock.

        C.    At such time as stock option or stock appreciation rights granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive stock options or separately exercisable stock appreciation rights for more than 200,000 shares of Common Stock in the aggregate per calendar year. At such time as direct stock issuances or share right awards granted under the Plan may qualify as performance-based compensation under Code Section 162(m), no one person participating in the Plan may receive direct stock issuances or share right awards for more than 200,000 shares of Common Stock in the aggregate per calendar year. In addition, the maximum dollar value payable to any one Participant with respect to awards granted under Article Five, Section VIII.B. is $1,000,000 per calendar year.

        D.    Shares of Common Stock subject to outstanding options, Assumed Options or stock appreciation rights shall be available for subsequent issuance under the Plan to the extent such shares are not issued pursuant to such options, Assumed Options or stock appreciation rights prior to the expiration, termination or cancellation of such options, Assumed Options or stock appreciation rights for any reason. Shares of Common Stock subject to outstanding share right awards shall be available for subsequent issuance under the Plan to the extent those share right awards expire, terminate or are cancelled for any reason prior to the issuance of all shares of Common Stock subject to such share right awards. Unvested shares issued under the Plan and subsequently cancelled, forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan. In addition, (i) should no shares of Common Stock be delivered upon the exercise of a stock appreciation right or (ii) should the exercise price of an option under the Plan or an Assumed Option be paid with shares of Common Stock (either shares previously held by the individual exercising the option or shares deducted from the option) or (iii) should shares of Common Stock otherwise issuable under the Plan or pursuant to or an Assumed Option be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option, an Assumed Option or stock appreciation right or in connection with a stock issuance (including a share right award) under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued to the holder of the award, and not by the gross number of shares of Common Stock for which the option, Assumed Option or stock appreciation right is exercised or which vest or are issued pursuant to the stock issuance (including a share right award).

        E.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, merger, reorganization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number, type and/or class of securities issuable under the Plan, (ii) the maximum number, type and/or class of securities for which any one person may be granted (x) stock options and separately exercisable stock appreciation rights and (y) direct stock issuances and share right awards under the Plan per calendar year, (iii) the number, type and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number, type and/or class of securities and the exercise price per share in effect under each outstanding option and stock appreciation right under the Plan, (v) the number, kind and/or class of securities under each share right award, and (vi) the maximum number, type and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B. of this Article One. Such adjustments to the outstanding awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

 ARTICLE TWO

DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    EXERCISE PRICE.

        1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

            (i)  cash or check made payable to the Corporation, or

           (ii)  shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (including the cancellation of shares of Common Stock subject to the option), or

          (iii)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

          (iv)  Any other form of legal consideration, as determined by the Plan Administrator and specifically included in the stock option agreement.

        Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    EXERCISE AND TERM OF OPTIONS.

        1.     Each option shall vest and be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

        2.     Notwithstanding any other provision of the Plan, no option shall have a term in excess of ten (10) years measured from the option grant date.

        C.    EFFECT OF TERMINATION OF SERVICE.

        1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i)    Termination of Service.    Subject to earlier termination of the option as otherwise provided in the Plan and unless otherwise specifically provided by the Plan Administrator with respect to an option and set forth in the award agreement (either at grant or by amendment at a later time), an option shall remain exercisable, to the extent vested, after a Optionee's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

            (A)    Death or Permanent Disability.    If the Optionee's Service terminates because of the death or Permanent Disability of the Optionee, the option, to the extent unexercised, vested and exercisable on the date on which the Optionee's Service terminated, may be exercised by the Optionee (or the Optionee's legal representative or estate, as applicable) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee's Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not after the maximum term of the option.

            (B)    Termination for Misconduct.    Notwithstanding any other provision of the Plan to the contrary, if the Optionee's Service is terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options, then all such options shall terminate immediately and cease to be outstanding.

            (C)    Other Termination of Service.    If the Optionee's Service terminates for any reason, except Permanent Disability, death or Misconduct, the option, to the extent unexercised, vested and exercisable by the Optionee on the date on which the Optionee's Service terminated, may be exercised by the Optionee at any time prior to the expiration of ninety (90) days (or such longer or shorter period of time as determined by the Plan Administrator, in its discretion) after the date on which the Optionee's Service terminated, but in any event only with respect to the unexercised and vested portion of the option and not the maximum term of the option.

           (ii)  Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or by the Optionee's designated beneficiary or beneficiaries of that option.

          (iii)  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

            (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term and in no event to such extent to make the option subject to Section 409A (unless given the prior consent of the Optionee), and/or

           (ii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    STOCKHOLDER RIGHTS.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    REPURCHASE RIGHTS.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right, but not the obligation, to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee's cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    LIMITED TRANSFERABILITY OF OPTIONS.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same limitation, except as otherwise determined by the Plan Administrator, including an assignment to the Optionee's Immediate Family. To the extent that a Non-Statutory Option is assigned, the assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One and Two shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

        A.    ELIGIBILITY.    Incentive Options may only be granted to Employees.

        B.    EXERCISE PRICE.    The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        C.    DOLLAR LIMITATION.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. To the extent that the options exceed this limit, the excess amount shall be considered Non-Statutory Options.

        D.    FAILURE TO QUALIFY AS INCENTIVE OPTION.    To the extent that any option governed by this Plan does not qualify as an Incentive Option, by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        E.    10% STOCKHOLDER.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  STOCK APPRECIATION RIGHT TERMS

        The Plan Administrator may grant stock appreciation rights either in conjunction with all or part of any option or without regard to any option, in each case upon such terms and conditions as the Plan Administrator may establish in its sole discretion, not inconsistent with the provisions of the Plan. Each stock appreciation right shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

        A.    RIGHT TO PAYMENT.

        1.     Each stock appreciation right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the per share strike price of the stock appreciation right.

        2.     The Plan Administrator shall determine the method of settlement, form of consideration payable in settlement and method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Participants.

        3.     The strike price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the stock appreciation right grant date.

        B.    EXERCISE AND TERM OF STOCK APPRECIATION RIGHTS.    Each stock appreciation right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right. However, no stock appreciation right shall have a term in excess of ten (10) years measured from the stock appreciation right grant date.

        C.    EFFECT OF TERMINATION OF SERVICE.

        1.     The following provisions shall govern the exercise of any stock appreciation rights held by the Participant at the time of cessation of Service or death:

            (i)  Any stock appreciation right outstanding at the time of the Participant's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the stock appreciation right, but no such stock appreciation right shall be exercisable after the expiration of the stock appreciation right term.

           (ii)  Any stock appreciation right held by the Participant at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant's estate or by the person or persons to whom the stock appreciation right is transferred pursuant to the Participant's will or the laws of inheritance or by the Participant's designated beneficiary or beneficiaries of that stock appreciation right.

          (iii)  Should the Participant's Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding stock appreciation rights under this Article Two, then all those stock appreciation rights shall terminate immediately and cease to be outstanding.

          (iv)  During the applicable post-Service exercise period, the stock appreciation right may not be exercised in the aggregate for more than the number of vested shares for which the stock appreciation right is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the stock appreciation right term, the stock appreciation right shall terminate and cease to be outstanding for any vested shares for which the stock appreciation right has not been exercised. However, the stock appreciation right shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding to the extent the stock appreciation right is not otherwise at that time exercisable for vested shares.

        2.     The Plan Administrator shall have complete discretion, exercisable either at the time an stock appreciation right is granted or at any time while the stock appreciation right remains outstanding, to:

            (i)  extend the period of time for which the stock appreciation right is to remain exercisable following the Participant's cessation of Service from the limited exercise period otherwise in effect for that stock appreciation right to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the stock appreciation right term, and/or

           (ii)  permit the stock appreciation right to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such stock appreciation right is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.

        D.    STOCKHOLDER RIGHTS.    The holder of an stock appreciation right shall have no stockholder rights with respect to the shares subject to the stock appreciation right until such person shall have exercised the stock appreciation right, received shares of common stock in connection with such exercise and become a holder of record of the purchased shares.

        E.    LIMITED TRANSFERABILITY OF STOCK APPRECIATION RIGHTS.    During the lifetime of the Participant, stock appreciation rights shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant's death, except that the Plan Administrator may structure one or more stock appreciation rights under the Discretionary Option/Stock Appreciation Right Grant Program so that each such stock appreciation right may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participant's family or to a trust established exclusively for one or more such family members or to Participant's former spouse, to the extent such assignment is in connection with the Participant's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the stock appreciation right pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the stock appreciation right immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Participant may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding stock appreciation rights under this Article Two, and those stock appreciation rights shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant's death while holding those stock appreciation rights. Such beneficiary or beneficiaries shall take the transferred stock appreciation rights subject to all the terms and conditions of the applicable agreement evidencing each such transferred stock appreciation right, including (without limitation) the limited time period during which the stock appreciation right may be exercised following the Participant's death.

IV.    CHANGE IN CONTROL/HOSTILE TAKE-OVER

        A.    Except as otherwise provided in this Section IV, none of the outstanding options or stock appreciation rights under the Discretionary Option/Stock Appreciation Right Grant Program shall vest in whole or in part on an accelerated basis upon the occurrence of a Change in Control, and those options and stock appreciation rights may be assumed, continued or substituted for by any successor corporation in the Change in Control.

        B.    Except as otherwise provided in this Section IV, none of the outstanding repurchase rights under the Discretionary Option/Stock Appreciation Right Grant Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control.

        C.    Unless an option or stock appreciation right is assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, if a Change in Control occurs while the Optionee remains in Service, the shares of Common Stock at the time subject to each outstanding option or stock appreciation right held by such Optionee but not otherwise vested shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised for any or all of those shares as fully vested shares of Common Stock. The Corporation shall provide each holder of an option or a stock appreciation right that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration. Immediately following the consummation of the Change in Control, each option or stock appreciation right shall terminate and cease to be outstanding, except to the extent assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

        D.    The Plan Administrator shall have the discretionary authority to structure one or more options or stock appreciation rights grants under the Discretionary Option/Stock Appreciation Right Grant Program so that the vesting and exercisability of each option or stock appreciation right shall automatically accelerate in whole or in part, either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, and become exercisable for all the shares of Common Stock at the time or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment). In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate, in whole or in part, with respect to any shares held by the Participant (and the shares subject to those terminated repurchase rights shall accordingly vest in full) either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment).

        E.    Each option which is assumed or substituted for in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number, type and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number, type and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan and (iv) the maximum number, type and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances or share right awards under the Plan per calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock (or those of its parent) with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

        F.     Unless otherwise determined by the Plan Administrator and expressly set forth in the documents evidencing the option, each option outstanding under the Discretionary Option/Stock Appreciation Right Grant Program at the time of a Hostile Take-Over but not otherwise exercisable for all the shares of Common Stock subject to such option at that time shall, immediately prior to the effective date of a Hostile Take-Over, automatically vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock. In addition, all of the Corporation's repurchase rights under the Discretionary Option/Stock Appreciation Right Grant Program shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon immediately vest in full, except to the extent such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the repurchase right is issued. Each option so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term.

        G.    The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the excess accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        H.    The grant of options under the Discretionary Option/Stock Appreciation Right Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.     CANCELLATION AND REGRANT OF OPTIONS

        The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option/Stock Appreciation Right Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant (i) in substitution new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise price per share calculated based upon the Fair Market Value per share of Common Stock on the new grant date; (ii) stock issuances (including share right awards); (iii) cash; or (iv) other property.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

        A.    PURCHASE PRICE.

        1.     The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than any legal limit required under state law.

        2.     Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

            (i)  cash or check made payable to the Corporation for one hundred percent of the Fair Market Value of the shares of Common Stock to be purchased,

           (ii)  past services rendered to the Corporation (or any Parent or Subsidiary),

          (iii)  services to be rendered to the Corporation (or any Parent or Subsidiary) during the vesting period, or

          (iv)  any other form of legal consideration that may be acceptable to the Plan Administrator.

        B.    VESTING PROVISIONS.

        1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or in one or more installments over the Participant's period of Service.

Upon the attainment of such performance goals or Service period, fully vested shares of Common Stock shall be issued in satisfaction of those share right awards.

        2.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        3.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

        4.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

        5.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        6.     Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained.

II.    CHANGE IN CONTROL/HOSTILE TAKE-OVER

        A.    Except as otherwise provided in this Section II, none of the outstanding repurchase rights under the Stock Issuance Program shall terminate on an accelerated basis upon the occurrence of a Change in Control, and those rights shall be assignable to any successor corporation in the Change in Control. Except as otherwise provided in this Section II, none of the outstanding share right awards under the Stock Issuance Program shall vest in whole or in part on an accelerated basis upon the occurrence of a Change in Control, and those share right awards may be assumed, continued or substituted for by any successor corporation in the Change in Control.

        B.    To the extent that the outstanding repurchase rights under the Stock Issuance Program are not assigned to any successor corporation in the Change in Control and are not continued by the Corporation, such outstanding repurchase rights under the Stock Issuance Program shall terminate immediately prior to and contingent upon the occurrence of the Change in Control.

        C.    Unless a share right award is assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, if a Change in Control occurs while the Participant remains in Service, the shares of Common Stock at the time subject to each a share right award held by such Participant but not otherwise vested shall automatically accelerate so that each such Participant shall, immediately prior to the effective date of the Change in Control, vest for all the shares of Common Stock at the time subject to such share right award and such fully vested shares of Common Stock shall be delivered to the Participant immediately prior to and contingent upon the Change in Control. The Corporation shall provide each holder of a share right award that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration. Immediately following the consummation of the Change in Control, each option or stock appreciation right shall terminate and cease to be outstanding, except to the extent assumed or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

        D.    To the extent a share right award is not assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, then such share right award shall become fully vested and shares of Common Stock deliverable under the share right award shall be delivered immediately prior to and contingent upon the Change in Control. The Corporation shall provide each holder of a share right award that is accelerated in accordance with this paragraph at least five (5) business days notice of the vesting acceleration.

        E.    Immediately following the consummation of the Change in Control, all outstanding share right awards under the Stock Issuance Program shall terminate and cease to be outstanding, except to the extent assumed, continued or substituted for by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

        F.     All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Hostile Take-Over, except to the extent such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement. All the shares of Common Stock subject to outstanding share right awards shall immediately vest in full, in the event of any Hostile Take-Over, except to the extent such accelerated vesting is precluded by other limitations imposed in the Share Right Award Agreement.

        G.    The Plan Administrator may, in its discretion, structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate, in whole or in part, with respect to any shares held by the Participant (and the shares subject to those terminated repurchase rights shall accordingly vest in full) either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of a Participant's Service). In addition, the Plan Administrator shall have the discretionary authority to structure one or more share right awards grants under the Stock Issuance Program so that the vesting of each share right shall automatically accelerate in whole or in part, either (i) immediately prior to the effective date of that Change in Control or Hostile Takeover, or (ii) upon an event occurring after the Change in Control or Hostile Takeover (including a termination of employment).

        H.    Each share right award which is assumed or substituted for in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to convert the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the shares of Common Stock subject to the share right award been issued immediately prior to such Change in Control to the type and amount of consideration received by the holders of Common Stock in the Change in Control. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or substitution of the outstanding share right awards under the Stock Issuance Program, substitute one or more shares of its own common stock or that of any parent or publicly traded Subsidiary, with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

III.  SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.     OPTION TERMS

        A.    GRANT DATES.    Option grants shall be made on the dates specified below:

        1.     Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

        2.     On the first business day in each calendar year following the Plan Effective Date and during the term of the Plan, each non-employee Board member then in office, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such option grants any one non-employee Board member may receive over his or her period of Service on the Board, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who joined the Board prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board Service.

        B.    EXERCISE PRICE.

        1.     The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2.     The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        C.    OPTION TERM.    Each option shall have a maximum term of ten (10) years measured from the option grant date.

        D.    EXERCISE AND VESTING OF OPTIONS.

        Each option granted pursuant to this Automatic Option Grant Program shall become exercisable in a series of four (4) equal quarterly installments upon the Optionee's completion of each three (3) months of continuous Service as a Board member over the 12-month period measured from the option grant date.

        E.    LIMITED TRANSFERABILITY OF OPTIONS.    Each option under this Article Four may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established exclusively for the Optionee or one or more Members of the Optionee's Immediate Family or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

        F.    TERMINATION OF BOARD SERVICE.    The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member for any reason:

            (i)  The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of descent and distribution or the designated beneficiary or beneficiaries of such option) shall have a six (6)-month period following the date of such cessation of Board Service in which to exercise each such option.

           (ii)  During the six (6)-month post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board Service.

          (iii)  In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the six (6)-month post-Service exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board Service for any reason, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable.

II.    CHANGE IN CONTROL/ HOSTILE TAKE-OVER

        A.    In the event of any Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under the Automatic Option Grant Program but not otherwise vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction.

        B.    In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each option outstanding under the Automatic Option Grant Program but not otherwise vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with that Hostile Take-Over.

        C.    All outstanding repurchase rights under the Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

        D.    Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash payment from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash payment shall be paid within five (5) days following the surrender of the option to the Corporation. The Plan Administrator shall, at the time the option with such limited stock appreciation right is granted under the Automatic Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash payment.

        E.    Each option which is assumed in connection with a Change in Control or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

        F.     The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.  REMAINING TERMS

        The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.     NO FRACTIONAL SHARES

        No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan, and the Plan Administrator shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon a stock issuance, or the exercise of options or stock appreciation rights or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options or stock appreciation rights under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

        B.    The Plan Administrator may, in its discretion, provide in the respective award agreement that (i) the Corporation, in its discretion, may determine that shares of Common Stock from the award be withheld by the Corporation in satisfaction of all or part of the Withholding Taxes which may become payable in connection with the an award granted under the Plan (pursuant to Article Five Section II.B.1.) and (ii) any or all Optionees or Participants under the Plan (other than the non-employee Board members) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such individuals may become subject in connection with the grant or exercise of their options or stock appreciation rights or the issuance or vesting of their shares. Such right to an individual may be provided to any such holder in either or both of the following formats:

          1.    Stock Withholding:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of options or stock appreciation rights or the issuance or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required be law) designated by the holder.

          2.    Stock Delivery:    The election to deliver to the Corporation, at the time the option or stock appreciation right is granted or exercised or the shares are issued or vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option or stock appreciation right exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum Withholding Taxes required be law) designated by the holder.

III.  EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option/Stock Appreciation Right Grant Program at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

        B.    The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the tenth anniversary of the approval of the Plan by the Corporation's stockholders, (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iv) the termination of all outstanding awards in connection with a Change in Control. Upon such Plan termination, all option grants and unvested stock issuances outstanding at that time shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan or any outstanding award granted under the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding, including share right awards, under the Plan unless the Optionee or the Participant consents to such amendment or modification. Notwithstanding the foregoing, any amendment to either increase the number of shares that may be issued under the Plan or the Persons eligible to receive awards under the Plan shall require stockholder approval. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

        B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option/Stock Appreciation Right Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the short term applicable federal rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.     USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.   REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon any Optionee or Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of any Optionee or Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

VIII.  SECTION 162(M)

        A.    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

        It is the intent of the Corporation that any options or stock appreciation rights granted under the Plan to a "covered employee" (as that term is defined in Section 162(m) of the Code) with an exercise price of not less than the Fair Market Value per share of Common Stock on the date of grant shall qualify as "qualified performance-based compensation" (within the meaning of Treas. Reg. § 1.162-27(e)) to the extent that options or stock appreciation rights granted under the Plan may qualify as "qualified performance-based compensation" and the Plan shall be interpreted consistently with such intent. In furtherance of the foregoing, if and to the extent that the Corporation intends that an option or a stock appreciation right granted under the Plan to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such option or stock appreciation right shall be made only by members of the Committee who qualify as "outside directors" within the meaning of Treas. Reg. § 1.162-27(e)(3).

        B.    PERFORMANCE AWARDS.

        The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure (i) cash bonuses, (ii) stock options, (iii) stock appreciation rights and (iv) stock issuances, including share right awards, so that (x) the cash bonuses are only payable, (y) the shares of Common Stock received upon exercise of the stock option or stock appreciation right and (z) the shares of Common Stock subject to such stock issuances shall only vest or be issuable upon the achievement of certain pre-established objective corporate performance goals based on one or more of the following criteria: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) direct contribution; (7) net income; pretax earnings; (8) earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. In furtherance of the foregoing, if and to the extent that the Corporation intends that an award granted under the Plan pursuant to this paragraph to any covered employee shall qualify as qualified performance-based compensation, all decisions regarding the grant of such award shall be made only by members of the Committee who qualify as "outside directors" within the meaning of Treas. Reg. § 1.162-27(e)(3).

 APPENDIX

        The following definitions shall be in effect under the Plan:

          A.    ASSUMED OPTIONS shall mean the stock options assumed by the Corporation from Acacia Research that were exercisable for Acacia Research—CombiMatrix stock and which include, but are not limited to, the options outstanding as of the date of the Transaction that were granted under the Acacia Research Corporation 2002 CombiMatrix Stock Incentive Plan, the CombiMatrix Corporation 1998 Stock Option Plan, the CombiMatrix Corporation 2000 Stock Awards Plan and the Acacia Research Corporation 1996 Stock Option Plan.

          B.    AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

          C.    BOARD shall mean the Corporation's Board of Directors.

          D.    CERTIFICATE OF INCORPORATION shall mean the Certificate of Incorporation of CombiMatrix Corporation filed with the Delaware Secretary of State on the Plan Effective Date and all subsequent amendments, supplements, modifications and replacements thereof.

          E.    CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

              (i)  a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

             (ii)  a sale, transfer or other disposition of all or substantially all of the Corporation's assets to an entity which is not a Subsidiary of the Corporation, or

            (iii)  the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

          F.     CODE shall mean the Internal Revenue Code of 1986, as amended.

          G.    COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program with respect to Section 16 Insiders.

          H.    COMMON STOCK shall mean the Corporation's Common Stock (as defined in the Certificate of Incorporation).

          I.     CORPORATION shall mean CombiMatrix Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of CombiMatrix Corporation, which shall by appropriate action adopt the Plan.

          J.     DISCRETIONARY OPTION/STOCK APPRECIATION RIGHT GRANT PROGRAM shall mean the Discretionary Option/Stock Appreciation Right Grant Program in effect under Article Two of the Plan.

          K.    EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          L.    EXECUTIVE OFFICER COMMITTEE shall mean the committee comprised of two (2) or more executive officers of the Corporation appointed by the Board to administer the Discretionary Option/Stock Appreciation Right Grant Program and Stock Issuance Program with respect to persons other than Section 16 Insiders, but subject to the applicable limitations and requirements of the Delaware Corporate Law.

          M.   EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

          N.    FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

              (i)  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

             (ii)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii)  If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question. If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

            (iv)  If the Common Stock is at the time not traded as described in (i), (ii) or (iii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

          O.    HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

              (i)  the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

             (ii)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          P.     IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

          Q.    INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

          R.    MISCONDUCT shall, with respect to any Participant, have the meaning specified in the Participant's award agreement. In the absence of any definition in the award agreement, "Misconduct" shall have the equivalent meaning or the same meaning as "misconduct" or "cause" set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Corporation or, in the absence of any such agreement or any such definition in such agreement, such term shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary)in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          S.     1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

          T.     NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

          U.    OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program, the Automatic Option Grant Program.

          V.     PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          W.    PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

          X.    PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          Y.    PLAN shall mean the Corporation's 2006 Stock Incentive Plan, as amended and as set forth in this document.

          Z.    PLAN ADMINISTRATOR shall mean the particular body, whether the Committee or the Board, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          AA. PLAN EFFECTIVE DATE shall mean the date on which the Plan is approved by the stockholders of the Corporation.

          BB.  SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          CC. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          DD. STOCK EXCHANGE shall mean either the, Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

          EE. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          FF.   STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

          GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          HH. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the price per share described in clause (i) above.

          II.    10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

          JJ.   WITHHOLDING TAXES shall mean the minimum Federal, state and local income and employment withholding taxes to which the holder of options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

95637 You can now access your CombiMatrix Corporation account online. Access your CombiMatrix Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for CombiMatrix Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2011: THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT HTTP://INVESTOR.COMBIMATRIX.COM/ANNUALS.CFM. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) COMBIMATRIX CORPORATION Annual Meeting of Stockholders June 22, 2011 This Proxy is Solicited on Behalf of the Board of Directors of CombiMatrix Corporation The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and appoints R. Judd Jessup and Scott Burell and each of them, the proxies of the undersigned, with full power of substitution and revocation, to vote all shares of CombiMatrix Corporation common stock held of record by the undersigned on April 25, 2011, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of CombiMatrix Corporation (the “Company”) to be held June 22, 2011, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. THIS PROXY, WHEN PROPERLY SIGNED, DATED AND RETURNED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” THE APPROVAL OF THE MATTERS IN PROPOSALS 2 AND 3, AND AT THE DISCRETION OF YOUR PROXY ON ANY OTHER MATTER THAT MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. PROXY

95637 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/cbmx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. COMBIMATRIX CORPORATION Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X The Board of Directors recommends a vote FOR each of the following nominees. The Board of Directors recommends a vote FOR the following proposal(s): FOR ALL WITHHOLD FOR ALL FOR ALL EXCEPT FOR AGAINST ABSTAIN 1. To elect seven directors to serve until the 2012 annual meeting of stockholders and until their successors have been duly elected and qualified: 01 Mark McGowan 02 F. Rigdon Currie 03 John H. Abeles, M.D. 04 Scott Gottlieb, M.D. 05 R. Judd Jessup 06 Amit Kumar, Ph.D. 07 Martin R. Felsenthal (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write that nominee’s name in the space provided below.) *Exceptions 2. To ratify the appointment of Peterson Sullivan LLP as CombiMatrix Corporation’s independent registered accounting firm for 2011. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. 3. To reapprove the performance goals under CombiMatrix Corporation’s 2006 Stock Incentive Plan to preserve the ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.